EXHIBIT 23(c)
Consent of Independent Registered Public Accounting Firm
The Board of Directors
America First Apartment Investors, Inc.:
We consent to the use of our report dated March 15, 2004, except as to the 2003 information included in note 4, which is as of March 14, 2006, with respect to the consolidated statements of income and comprehensive income (loss), stockholders’ equity, and cash flows of America First Apartment Investors, Inc. and subsidiaries for the year December 31, 2003, incorporated herein by reference.
/s/ KPMG LLP
Omaha, Nebraska
June 23, 2006